EXHIBIT 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. REPORTS 90% GROWTH IN SECOND QUARTER REVENUE WITH BREAK EVEN EPS

- Positive EBITDA in Second Quarter

FREDERICK, MD, August 14, 2023 — TOMI Environmental Solutions, Inc.® (“TOMI”) (NASDAQ: TOMZ), a global company specializing in disinfection and decontamination utilizing its premier Binary Ionization Technology (BIT) platform through its SteraMist brand of products, announced its financial results for the second quarter of 2023.

TOMI Chief Executive Officer, Dr. Halden Shane, stated, “In the second quarter we drove revenue growth which, given the high gross margins in our business and continued management of our operating expenses, resulted in a de minimis net loss and break even EPS.

“There has been a heavy focus placed on building sales partnerships and expanding distribution channels and we are excited with the progress made thus far in 2023. We added new distributors in North America and Europe, and signed a contract with Vizient, the largest group purchasing organization (GPO) in the healthcare industry supplying around $100 billion in annual member purchasing volume.

“We believe our second quarter results have us back on track and establish momentum for us heading into the second half of 2023. Given our current sales pipeline, the strength of our high margin business model and high profitability on incremental revenues, at this point in time we believe that we may attain profitability in the fourth quarter. We remain focused on executing our strategies to grow revenues, expand our sale network and deliver improved results and values for our shareholders.”

Financial Results for the Three Months Ended June 30, 2023 compared to June 30, 2022

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Total net revenue was $2,775,000 compared to $1,458,000, representing an increase of $1,317,000 or 90%. The increase in revenue was largely due to strong growth in our product and service revenue in the current year period as well as our internal team’s ability to execute and deliver two iHP SteraMist Custom Engineered Systems (CES) in the second quarter.

•	Gross margin was 61% compared to 63%. The decrease in gross profit was attributable to product mix in sales.

•	Operating loss was ($89,000) compared to ($863,000). The decline in our loss from operations was attributable to higher sales and gross profit in the current year period.

•	Net loss was ($89,000) or ($0.00) per basic and diluted share, compared to ($862,000) or ($0.04) per basic share.

•	Adjusted EBITDA was $2,000 compared to a loss of ($780,000) in the same prior year period. A table reconciling EBITDA to the appropriate GAAP financial measure is included with the Company’s financial information below.

Financial Results for the Six Months Ended June 30, 2023 compared to June 30, 2022

•	Total net revenue was $4,357,000 compared to $3,767,000, representing an increase of $590,000 or 16%. The increase in revenue was attributable to growth in our product and service revenue.

•	Gross margin was 61% compared to 62%. The decrease in gross profit was attributable to product mix in sales.

•	Operating loss was ($1,277,000) compared to ($1,523,000). The decline in our loss from operations was attributable to higher sales and gross profit in the current year period.

•	Net loss was ($1,276,000) or ($0.06) per basic and diluted share, compared to ($1,522,000) or ($0.08) per basic share.

•	Adjusted EBITDA was a loss of ($939,000) compared to ($1,060,000). A table reconciling EBITDA to the appropriate GAAP financial measure is included with the Company’s financial information below.

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Balance sheet highlights as of June 30, 2023

•	Cash and cash equivalents were approximately $1.6 million.

•	Working capital was $7.8 million.

•	Shareholders’ equity was $10.4 million.

Recent Business Highlights:

•	100% growth quarter over quarter in SteraMist product revenues for the three months ended June 30, 2023, compared to the same to the same prior year period.

•	55% growth quarter over quarter in SteraMist iHP Service revenue for the three months ended June 30, 2023, compared to the same to the same prior year period.

•	116% growth in second quarter domestic revenue, when compared to the same prior year period.

•	75% growth in 2023 second quarter sales compared to the first quarter of 2023.

•	Delivered an eleven (11) applicator CES system to Avid Bioservices, Inc. (Avid) for implementation in Avid’s new purpose-built viral vector development and manufacturing facility in Costa Mesa, California.

•	Announced Collaboration with Cellares to integrate our SteraMist ionized Hydrogen Peroxide (iHP) technology into a revolutionary new cell therapy manufacturing solution, the Cell Shuttle, designed and produced by Cellares.

•	Entered into a distributor agreement with Avantor, a Fortune 500 company and a leading supplier of mission-critical products and services. We expect the distributor agreement to expand our sales channels into the vital research, development, and production activities in the biopharma, healthcare, education, government, and advanced technologies and applied materials industries.

•	Expanded our presence in Europe with the addition of International Business Development (I.B.D.) as a distributor in Italy.

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•	Entered into a contract with Vizient, Inc. increasing our presence in the U.S. healthcare system. Vizient is the largest group purchasing organization (GPO) in the healthcare industry supplying around $100 billion in annual member purchasing volume. Vizient serves approximately 97% of the nation’s Academic Medical Centers, more than 50% of the nation’s acute care health system, and serves more than 20% of the nation’s ambulatory market.

•	Completion of a study conducted in accordance with the U.S. Department of Defense (DoD) Biological Select Agents and Toxins (BSAT) Biorisk Program Office (BBPO) which demonstrated SteraMist iHP as an effective technology for decontamination of biological toxoids.

•	Attended and presented our SteraMist brand of products at the following tradeshows, AORN Global Surgical Conference, Controlled Environment Testing Association (CETA) International, Restoration Industry Association (RIA) International, Lab Manager Leadership Summit, FDIC International, Interphex, Food Safety Summit, and Florida International Medical Expo (FIME).

•	SteraMist technology was recognized as one of the Top 10 Infection Solution Providers of 2023 in the recent infection control solutions special edition.

Conference Call Information

TOMI will hold a conference call to discuss Second Quarter 2023 results at 4:30 p.m. ET today, August 14, 2023.

To participate in the call by phone, dial (877) 545-0320 approximately five minutes prior to the scheduled start time and reference the participant access code 559024 or request the "TOMI Environmental Solutions second quarter earnings call." International callers please dial (973) 528-0002. To access the live webcast or view the press release, please visit the Investor Relations section of the TOMI website or register at the following link: https://www.webcaster4.com/Webcast/Page/2262/48885.

A replay of the teleconference will be available until Monday, August 28, 2023, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use replay access code: 48885. A replay of the webcast will be available for at least 90 days on the company’s website, starting approximately one hour after the completion of the call.

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TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (NASDAQ:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog of ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, America Seed Trade Association, and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

Forward-Looking Statements

This press release contain forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, expected sales pipeline; financial performance and operating results for 2023; upcoming launch of new products; expected growth in sales and market demand; revenue opportunities of CES products and brand recognition of our products. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business and customers; our ability to maintain and manage growth and generate sales, our reliance on a single or a few products for a majority of revenues; the general business and economic conditions; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed by us with the SEC and other periodic reports we filed with the SEC. The information provided in this document is based upon the facts and circumstances known at this time. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and we undertake no duty to update such information, except as required under applicable law.

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Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin. We define EBITDA as net income (loss), adjusted to exclude: interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure and is intended to serve as a supplement to our results provided in accordance with GAAP. We define Adjusted EBITDA as net income (loss), adjusted to exclude: interest, taxes, depreciation and amortization; stock-based compensation expense. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. We believe that these historical non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to evaluate our performance internally and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. Although we believe that the use of non-GAAP financial measures enhances its investors’ understanding of its business and performance, our use of non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measures. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. Because of these limitations, the non-GAAP financial measure used in this release should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP as set forth below. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

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TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
Current Assets:
	June 30, 2023 (Unaudited)	December 31, 2022
Cash and Cash Equivalents	$1,574,088	$3,866,733
Accounts Receivable - net	3,379,150	2,772,340
Other Receivables	164,150	164,150
Inventories	4,412,786	4,495,999
Vendor Deposits	203,459	447,052
Prepaid Expenses	291,224	388,359
Total Current Assets	10,024,857	12,134,633

Property and Equipment – net	1,238,241	1,335,331

Other Assets:
Intangible Assets – net	1,018,189	1,025,736
Operating Lease - Right of Use Asset	499,369	528,996
Capitalized Software Development Costs - net	-	-
Other Assets	565,540	475,103
Total Other Assets	2,083,098	2,029,835
Total Assets	$13,346,196	$15,499,799

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$1,360,438	$1,761,750
Accrued Expenses and Other Current Liabilities	646,130	728,703
Deferred Revenue	146,381	699,732
Current Portion of Long-Term Operating Lease	109,318	100,282
Total Current Liabilities	2,262,267	3,290,467

Long-Term Liabilities:
Long-Term Operating Lease, Net of Current Portion	701,974	761,132
Total Long-Term Liabilities	701,974	761,132
Total Liabilities	2,964,241	4,051,599

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock;
par value $0.01 per share, 1,000,000 shares authorized; 63,750 shares issued
and outstanding at June 30, 2023 and December 31, 2022	638	638
Cumulative Convertible Series B Preferred Stock; $1,000 stated value;
7.5% Cumulative dividend; 4,000 shares authorized; none issued
and outstanding at June 30, 2023 and December 31, 2022	-	-
Common stock; par value $0.01 per share, 250,000,000 shares authorized;
19,823,955 and 19,763,855 shares issued and outstanding
at June 30, 2023 and December 31, 2022, respectively.	198,240	197,640
Additional Paid-In Capital	57,882,792	57,673,559
Accumulated Deficit	(47,699,715)	(46,423,637)
Total Shareholders’ Equity	10,381,955	11,448,200
Total Liabilities and Shareholders’ Equity	$13,346,196	$15,499,799

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TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Sales, net	$2,774,699	$1,458,395	$4,356,871	$3,766,978
Cost of Sales	1,074,420	537,103	1,715,355	1,424,991
Gross Profit	1,700,279	921,292	2,641,516	2,341,987

Operating Expenses:
Professional Fees	111,660	94,796	248,845	285,326
Depreciation and Amortization	90,560	82,751	179,336	165,043
Selling Expenses	501,045	565,945	877,698	906,734
Research and Development	73,728	99,350	144,248	136,426
Consulting Fees	68,912	39,535	144,367	102,745
General and Administrative	943,314	901,632	2,324,108	2,268,256
Total Operating Expenses	1,789,219	1,784,009	3,918,602	3,864,530
Income (loss) from Operations	(88,940)	(862,717)	(1,277,086)	(1,522,543)

Other Income (Expense):
Interest Income	349	335	1,008	678
Total Other Income (Expense)	349	335	1,008	678

Income (loss) before income taxes	(88,591)	(862,382)	(1,276,078)	(1,521,865)
Provision for Income Taxes	-	-	-	-
Net Income (loss)	$(88,591)	$(862,382)	$(1,276,078)	$(1,521,865)

Net income (loss) Per Common Share
Basic	$(0.00)	$(0.04)	$(0.06)	$(0.08)
Diluted	$(0.00)	$(0.04)	$(0.06)	$(0.08)

Basic Weighted Average Common Shares Outstanding	19,823,955	19,717,919	19,815,336	19,703,012
Diluted Weighted Average Common Shares Outstanding	19,823,955	19,717,919	19,815,336	19,703,012

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The following is a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA:

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(88,591)	$(862,382)	$(1,276,078)	$(1,521,865)

Interest Income	(349)	(335)	(1,008)	(678)
Depreciation and Amortization	90,560	82,751	179,336	165,043
Other	-	-	-	-
EBITDA (Loss)	$1,620	$(779,966)	$(1,097,750)	$(1,357,500)

Equity Compensation Expense	-	-	158,833	297,766
Other	-	-	-	-
Adjusted EBITDA (Loss)	$1,620	$(779,966)	$(938,917)	$(1,059,734)

Net revenue	$2,774,699	$1,458,395	$4,356,871	$3,766,978
Adjusted EBITDA Margin	0%	-53%	-22%	-28%

INVESTOR RELATIONS CONTACT:

John Nesbett/Roz Christian

IMS Investor Relations

tomi@imsinvestorrelations.com

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